FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2002

Entrust Financial Services, Inc.
(Exact Name of Small Business Issuer as specified in its charter)

                                                 Colorado                                              0-23965                                                 84-1374481
                               (State or other jurisdiction                      (Commission File No.)                              (IRS Employer File Number)
                                         of incorporation)

6795 E. Tennessee Ave., 5th Floor, Denver, CO        80224
(Address of principal executive offices)                      (Zip Code)

(303) 322-6999
(Registrant's telephone number, including area code)

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Item 1. Changes in Control of Registrant.

Not Applicable

Item 2. Acquisition or Disposition of Assets.

Not Applicable

Item 3. Bankruptcy or Receivership.

Not Applicable

Item 4. Changes in Registrant’s Certifying Accountant.

Not Applicable

Item 5. Other Events.

On August 1, 2002, Mr. Scott J. Sax, our President, purchased a total of 315,000 shares our common stock in a private transaction from Patricia Saunders and Investors Trust. Mr. Sax gave promissory notes to purchase these shares at a price of $2.60 per share. As a result of this transaction, Mr. Sax and his affiliates now own a total of 630,000 shares of our common stock, or approximately 27.3% of our issued and outstanding common stock.

Item 6. Resignation of Registrant’s Directors.

Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Not Applicable

Item 8. Change in Fiscal Year.

Not Applicable

Item 9. Regulation FD Disclosure.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                             Entrust Financial Services, Inc.

Dated:             August 26, 2002                                                           By: /s/ Scott J. Sax
                                                                                                                  Scott J. Sax, President